12/17/1999 18:17A SSH135 .FY 00-000-36075

                                 STATE OF NEVADA

                          ARTICLES OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                                PIONEER2000, INC.




       FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
   STATE OF NEVADA
     DEC 17 1999
    No. C 4602-98
   /s/ Dean Heller
DEAN HELLER SECRETARY OF STATE


         Pursuant to the provisions of NRS 78.3904, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The name of the corporation is
                               PIONEER2000, INC.

         2. On December 14, 1999., stockholders holding a majority of the voting power of the corporation (73.5%), by written consent pursuant to NRS 78.320, adopted the recommendation of the Board of Directors and amended Article I of the Articles of Incorporation to read as follows:

         The name of the corporation is CAVALCADE OF SPORTS MEDIA, INC.

         IN WITNESS WHEREOF, the undersigned, for the purpose of amending the Articles of Incorporation of Pioneet2000, Inc. pursuant to Chapter 78 of the Nevada Corporation Laws, have hereunto duly executed these Articles of Amendment to the Articles of Incorporation to be filed in the Office of the Secretary of State of the State of Nevada for the purposes therein set forth this 30th day of November, 1999.

                                                    PIONEER2000, INC.
ATTEST:
                                                    /s/ Edward E. Litwak
                                                    ---------------------
                                                    Edward E. Litwak, President

/s/ Robert Stulman
------------------
Secretary


                                        1


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                                 ACKNOWLEDGMENT

STATE OF NEW YORK       :
                        :ss
COUNTY OF NEW YORK      :



                                 ACKNOWLEDGEMENT

         Personally appeared before me, a notary public in and for said County and State, Edward E.. Litwak,known to me or duly proved to me, who stated that he was the President of Pioneer2000, Inc., a Nevada corporation, and he acknowledged that he had executed the Articles of Amendment on behalf of such corporation for the purposes stated therein.


                                             --------------------------


               My Commission Expires:



                                            /s/ Raymond Tornabene

                                            RAYMOND TORNABENE
                                            NOTARY PUBLIC, STATE OF NEW YORK
                                            30-4817127
                                            QUALIFIED IN NASSAU COUNTY
                                            COMMISSION EXPIRES
                                            MARCH 30, 2000